UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026
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ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35480	20-4645388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47281 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)
(707) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2026, Enphase Energy, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment and restatement to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 2,000,000 shares.
The foregoing description of the 2021 Plan is qualified in its entirety by reference to the full text of the 2021 Plan, filed as Exhibit 10.1 hereto.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
Proxies for the Annual Meeting were solicited by the Company's Board of Directors (the "Board") pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. As of March 19, 2026, the record date for the Annual Meeting, 131,783,945 shares of Common Stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 104,505,305 shares of Common Stock of the Company were represented, in person or by proxy, constituting a quorum. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal 1: Election of Directors
Jamie Haenggi, Benjamin Kortlang and Richard Mora were elected as directors to hold office until the 2029 Annual Meeting of Stockholders by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jamie Haenggi	70,328,117	13,469,978	20,707,210
Benjamin Kortlang	36,219,753	47,578,342	20,707,210
Richard Mora	78,604,250	5,193,845	20,707,210
In addition to the directors elected above, Badri Kothandaraman, Steven J. Gomo, Joseph Malchow and Thurman John Rodgers, continue to serve as directors after the Annual Meeting.
Mr. Kortlang received the required plurality of votes to be elected to serve on the Board; however, he did not receive a majority of the votes cast. The Nominating and Corporate Governance Committee of the Board, excluding Mr. Kortlang, will review the matter and provide a recommendation to the full Board, which will also make its determination on the matter without Mr. Kortlang's participation, pursuant to the Company’s Corporate Governance Guidelines. The Company will disclose the Board’s decision and the rationale thereof in a Current Report on Form 8-K within ninety (90) days of the date of the Annual Meeting.

Proposal 2: Advisory Vote on the Compensation of Named Executive Officers
The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,051,038	7,560,943	186,114	20,707,210

Proposal 3: Approval of an amendment and restatement of the Enphase Energy, Inc. 2021 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares
The amendment and restatement of the 2021 Plan was approved, on an advisory basis, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,817,412	17,853,291	127,392	20,707,210

Proposal 4: Ratification of Appointment of Deloitte & Touche LLP
The selection of Deloitte & Touche LLP by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified by the following vote:

Votes For	Votes Against	Abstentions
103,513,747	714,475	277,083

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: May 15, 2026	ENPHASE ENERGY, INC.
	By:	/s/ Mandy Yang
Mandy Yang
Executive Vice President and Chief Financial Officer